                                POWER OF ATTORNEY
                                Insider Reporting

KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby constitute and appoint James P. Allen and Lisa Broome, individually, as my lawful attorney-in-fact, with full power of substitution and resubstitution, to act in my name, place and stead, both in my individual capacity and in my official capacities within Global Strategies Group Holding S.A., Kende Holding kft and
Global Defense Technology & Systems, Inc. to execute and deliver any and all documents relating to insider reporting requirements under Section 16 of the
Securities Exchange Act of 1934, including, without limitation, the execution and filing of all Forms ID, 3, 4 and 5, and to take such other actions as such attorney considers necessary or appropriate to effectuate such transactions.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on this
19th day of November, 2009.

Signature: /s/ A. Damian Perl
           ----------------------------
Name:      A. Damian Perl
Title:     Director of Global Strategies Group Holdings S.A.
           Director of Global Defense Technology & Systems, Inc.